Exhibit 99.28(h)(3)(c)

Execution Copy

SCHEDULE B

(Dated: September 30, 2013)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency and Shareholder Services Agreement dated as of December 5, 2011 between BNY Mellon Investment Servicing (US) Inc. and the Investment Trusts listed on the signature page thereto.

Portfolios

Investment Company Name	Fund
Touchstone Funds Group Trust	Touchstone Arbitrage Fund
(9/30 FYE)	Touchstone Emerging Markets Equity Fund
Touchstone Global Real Estate Fund
Touchstone International Fixed Income Fund
Touchstone Merger Arbitrage Fund
Touchstone Mid Cap Fund
Touchstone Mid Cap Value Fund
Touchstone Premium Yield Equity Fund
Touchstone Sands Capital Select Growth Fund
Touchstone Small Cap Core Fund
Touchstone Small Cap Value Fund
Touchstone Total Return Bond Fund
Touchstone Ultra Short Duration Fixed Income Fund

Touchstone Institutional Funds Trust (12/31 FYE)	Touchstone Sands Capital Institutional Growth Fund

Touchstone Investment Trust	Touchstone Core Bond Fund
(9/30 FYE)	Touchstone High Yield Fund
Touchstone Institutional Money Market Fund
Touchstone Money Market Fund*

Touchstone Strategic Trust	Touchstone Focused Fund
(3/31 FYE)	Touchstone Growth Opportunities Fund
Touchstone International Value Fund
Touchstone Large Cap Growth Fund
Touchstone Mid Cap Growth Fund
Touchstone Small Cap Growth Fund
Touchstone Small Cap Value Fund
Touchstone Flexible Income Fund

(6/30 FYE)	Touchstone Capital Growth Fund
Touchstone International Small Cap Fund
Touchstone Mid Cap Value Opportunities Fund
Touchstone Small Cap Value Opportunities Fund
Touchstone Value Fund

(12/31 FYE)	Touchstone Balanced Allocation Fund
Touchstone Conservative Allocation Fund

Touchstone Growth Allocation Fund
Touchstone Moderate Growth Allocation Fund
Touchstone Dynamic Equity Fund

Touchstone Tax-Free Trust	Touchstone Ohio Tax-Free Bond Fund
(6/30 FYE)	Touchstone Ohio Tax-Free Money Market Fund
Touchstone Tax-Free Money Market Fund

Touchstone Variable Series Trust	Touchstone VT Baron Small Cap Growth Fund
(12/31 FYE)	Touchstone VT Core Bond Fund
Touchstone VT High Yield Fund
Touchstone VT Large Cap Core Equity Fund
Touchstone VT Mid Cap Growth Fund
Touchstone VT Money Market Fund
Touchstone VT Third Avenue Value Fund
Touchstone VT Aggressive ETF Fund
Touchstone VT Conservative ETF Fund
Touchstone VT Enhanced ETF Fund
Touchstone VT Moderate ETF Fund

This Schedule B to the Transfer Agency and Shareholder Services Agreement is executed as of the date set forth above.

BNY Mellon Investment Servicing (US) Inc.		Touchstone Funds Group Trust
Touchstone Institutional Funds Trust
Touchstone Investment Trust
Touchstone Strategic Trust
Touchstone Tax-Free Trust
Touchstone Variable Series Trust

By:	/s/William J Salus	By:	/s/Steve Graziano

Name:	William J Salus	Name:	Steve Graziano

Title:	Managing Director	Title:	President